UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) ____March 8, 2004_______

MISSOURI RIVER AND GOLD GEM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33109	81-0444479
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2024 105th Pl. S.E., Everett, WA	98208
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (425) 337-7778

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 1. CHANGE OF CONTROL

Acquisition of EntreMetrix, Inc.

On March 8, 2004, Missouri River and Gold Gem, Inc. (the "Company") acquired all of the issued and outstanding common stock of EntreMetrix, Inc., a Nevada corporation ("EntreMetrix"). The transaction was completed pursuant to the terms of a Stock Purchase Agreement dated February 25, 2004. As a result of the closing under the Agreement, EntreMetrix became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Agreement, the Company issued 19,752,460 shares of its common stock to Richard McKinley, the sole shareholder of Entremetrix, in exchange for one hundred percent (100%), or 2,500, of the outstanding shares of EntreMetrix held by Mr. McKinley. The 19,752,460 shares issued to EntreMetrix will bear a restrictive legend, and represent 80% of the Company's outstanding shares. As a result of the transaction, Mr. McKinley has obtained control of the Company by way of his ownership of eighty percent (80%) of the outstanding shares of the Company. The Company anticipates that it will amend its Articles of Incorporation to change its name to EntreMetrix, Inc. No funds, loans or pledges of any kind were involved in the transaction. This was a stock-for-stock transaction.

In evaluating EntreMetrix as a candidate for the proposed acquisition, the Company's directors considered various factors such as the strength of EntreMetrix's existing management, the anticipated potential for growth of the business of EntreMetrix, and the perception of how the proposed business of EntreMetrix will be viewed by the investment community and the Company' shareholders. In evaluating the Company, it is believed that the director of EntreMetrix placed a primary emphasis on our status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Prior to the negotiation of the Agreement, there was no relationship between the Company and EntreMetrix, or their respective affiliates, directors or officers, or any associate of any such director or officer.

Resignation of Directors

Upon the consummation of the acquisition, Arthur Richard Lefevre was appointed director of the Company. The former directors and officers of the Company resigned as of the acquisition date.

Mr. Lefevre is the President of Lefevre Consulting. Mr. Lefevre has served as the senior project management for firms such as TRW, Geodynamics and McDonnell Douglas. As senior project manager, Mr. Lefevre was instrumental in the development and management of critical government and defense contracts for each of the foregoing Company. Mr. Lefevre holds Bachelor and Master of Science degrees in Electrical Engineering from Colorado State University as well as a Master of Business Administration in Management from the University of Hawaii.

The board intends to appoint Mark A. Absher, Esq. and V. Michael Keyes, III as interim directors on the board.

Since 1997, Mr. Absher serves as Corporate Counsel for The National Community Foundation based in Brentwood, Tennessee. From 1990 to 1996, Mr. Absher served as Corporate Counsel for TTC Illinois which provided management support services to the transportation industry. Mr. Absher holds an undergraduate Bachelor of Arts degree and a Juris Doctorate Degree from The John Marshall Law School in Chicago. Mr. Absher is a former law clerk for the Illinois Appellate Court and for the 7th Circuit Federal bankruptcy court in Chicago.

V. Michael Keyes, III is the founder and president of The Keyes Company, a Tenant Real Estate Advisory Firm. As a tenant representative and consultant to corporations with facilities throughout North America for over 20 years, Mr. Keyes has completed over $400 million in tenant transactions. Mr. Keyes is also Chairman of the Board of atFamilies.com,Inc. an enterprise dedicated to empowering companies worldwide to nourish the full development and growth of their employee families

Mr. Keyes is a licensed Real Estate Professional in the State of California. He holds a Bachelor of Arts degree from California State University at Fullerton. Mr. Keyes has been actively involved in many charities including - The Anthony Robbins Foundation, FCA-Fellowship of Christian Athletes and BBL-Beyond the Bottom Line.

Disclaimer Regarding Forward Looking Statements

Certain statements contained in the following description of the business of EntreMetrix which are not statements of historical fact are what is known as "forward-looking statements," which are basically statements about the future, and which for that reason involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "seeks," "anticipates," "expects," "goal, "hopes" and "objective" often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements of the plans and objectives of the Company's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or to fail to successfully implement such plans or achieve such objectives, or to cause such present and future operations to fail to produce revenues, income or profits.

Description of Business

Following completion of the stock-for-stock transaction, the Company will cease its prior business operations, but intends to continue, and to expand, the existing business operations of EntreMetrix as its wholly-owned subsidiary. The Company intends to change its name to EntreMetrix, Inc.

EntreMetrix provides business process outsourcing for small business. Among EntreMetrix services are support for all aspects of the HR function for small business as well as financial support services. EntreMetrix serves small business clients throughout the United States.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The Company will file financial statements of the business acquired, and any required pro forma financial information, by an amendment to this Report, which will be filed within six days after the date of this Report.

Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Stock Purchase Agreement, dated as of February 25, 2004, by and between the Company and EntreMetrix, Inc.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSOURI RIVER AND GOLD GEM CORPORATION,

a Nevada corporation

Date: March 12, 2004                                                                 By __/s/ Arthur Richard Lefevre_____________________

                                                                                                            Arthur Richard Lefevre

                                                                                                            Director